UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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Stanley Furniture Company, Inc.

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Stanley Furniture Company, Inc.

200 North Hamilton Street, No. 200

High Point, North Carolina 27260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 19, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Stanley Furniture Company, Inc. will be held at our office, 200 North Hamilton Street, High Point, North Carolina, on Thursday, May 19, 2016, at 11:00 A.M., for the following purposes:

(1)

To elect two directors to each serve a three-year term on our board of directors;

(2)

To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers; and

(3)

To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of our common stock at the close of business on March 31, 2016 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy as soon as possible so that your shares may be certain of being represented and voted at the meeting. You may also vote by phone or on the Internet by following the instructions on the proxy card.  Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Anita W. Wimmer

Secretary

April 8, 2016

Stanley Furniture Company, Inc.

200 North Hamilton Street, No. 200

High Point, North Carolina 27260

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 19, 2016

The enclosed proxy is solicited by and on behalf of the board of directors of Stanley Furniture Company, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2016, at 11:00 A.M., at our office, 200 North Hamilton Street, High Point, North Carolina, and any adjournment thereof. The matters to be considered and acted upon at this meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being made available on or about April 8, 2016 to all holders of record of our common stock on March 31, 2016.  Shares of our common stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder.  Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to our Secretary, executing and delivering a later-dated proxy or attending the meeting and voting in person.

We will bear the cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies by telephone, telegram, e-mail, personal interview or other means. We will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

VOTING RIGHTS

On March 31, 2016, there were 14,697,353 shares of our common stock outstanding and entitled to vote.  Each share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

Our board of directors presently consists of seven directors who are divided into three classes with staggered terms. The terms of Messrs. D. Paul Dascoli, Glenn Prillaman and Justyn R. Putnam expire at the time of the 2016 Annual Meeting of Stockholders. We propose the reelection of Messrs. Prillaman and Putnam for three-year terms expiring at the time of the 2019 Annual Meeting. In August 2015, Mr. Dascoli informed the board that, in connection with accepting a new employment opportunity and at the request of his new employer, he would not stand for re-election as a director at the 2016 Annual Meeting.  Upon the expiration of Mr. Dascoli’s current term as a director, the size of the board will be reduced from seven directors to six.

The shares represented by proxies will be voted as specified by the stockholder. If the stockholder does not specify a choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event the nominees should not continue to be available for election, the proxies will be voted for the election of such other persons as our board of directors may recommend. As of the date of this proxy statement, our board of directors has no reason to believe that the nominees named below will be unable or unwilling to serve.

Our board and corporate governance and nominating committee in considering its recommendation of the nominees for election at the 2016 Annual Meeting, as well as in making its previous recommendation of our other directors, focused primarily on the information discussed in each of the director’s individual biographies set forth below.  In particular, with regard to Messrs. Gilliam and Haley, our board and corporate governance and nominating committee considered their strong background in the manufacturing sector, which for Mr. Haley includes prior experience in furniture manufacturing.  With respect to Mr. McIlhenny, our board and corporate governance and nominating committee considered his familiarity with the furniture industry through his previous service in various capacities with the publisher of Furniture/Today.  With respect to Mr. Gilliam, our board and corporate governance and nominating committee considered his financial experience as a chief financial officer. With respect to Mr. Lapey, our board and corporate governance and nominating committee considered his experience with the equity markets and experience with the housing and furniture markets through his service in various capacities at Third Avenue Management and as an equity analyst focusing on housing and furniture.  With respect to Mr. Putnam, our board and corporate governance and nominating committee considered his experience with investment in small publicly traded companies and his firm’s position as holder of approximately 5% of our outstanding common stock.  Our board and corporate governance and nominating committee also considered the many years of experience with our company represented by Mr. Glenn Prillaman, our president and chief executive officer.

Mr. Putnam was elected to our board of directors pursuant to the terms of an agreement dated January 7, 2016 with Hale Partnership Fund, LP, Talanta Fund, L.P., and related parties, a stockholder group that collectively owns approximately 15.3% of our outstanding common stock and which had nominated two candidates for election to our board of directors at the 2016 Annual Meeting.  Under this agreement, the stockholder group withdrew its nominations and agreed, among other things, to vote in favor of the election of Messrs. Prillaman and Putnam as directors at the 2016 Annual Meeting.

Mr. Gilliam was elected to our board of directors in February 2015 pursuant to an agreement dated February 12, 2015 with Hale Partnership Fund, LP, Talanta Fund, L.P. and related parties which had nominated two candidates for election to our board of directors at the 2015 Annual Meeting.  Under this agreement, the stockholder group withdrew its nominations and agreed, among other things, to vote in favor of the election of Messrs. Haley and Lapey as directors at the 2015 Annual Meeting.

Nominee for Election for Three-Year Term Ending 2019

Glenn Prillaman, 45, has been a director since February 2010.  Mr. Glenn Prillaman has been President and Chief Executive Officer since February 2010 and was President and Chief Operating Officer from August 2009 until February 2010. He was Executive Vice President — Marketing and Sales from September 2008 until August 2009. He held the position of Senior Vice President — Marketing and Sales since September 2006 and was our Senior Vice President — Marketing/Sales — Young America® from August 2003 to September 2006. Mr. Prillaman held various management positions in product development from June 1999 to August 2003. Prior to this Mr. Prillaman represented the company as a sales agent from 1993 to 1996.

Justyn R. Putnam, 35, has been a director since January 2016. Mr. Putnam is the Managing Member of the Talanta Investment Group, LLC, an asset management firm focusing investment on smaller publicly traded companies and utilizing intense fundamental research and a long-term investment horizon.  Mr. Putnam has held this position since 2009.  Prior to joining Talanta Investment Group, Mr. Putnam was employed by GAMCO Investors, Inc. as a research analyst specializing in public company valuation from 2006 to 2009.  From 2002 to 2005, Mr. Putnam was founder and CEO of Putnam Construction Corporation, a North Carolina real estate development company.

Directors Whose Terms Do Not Expire this Year

Michael P. Haley, 65, has been a director since April 2003 and served as chairman of board of directors from January 2011 until October 2015.  His present term will end in 2018.  Mr. Haley served as an advisor to Fenway Partners, LLC, a private equity investment firm, from April 2006 and as managing director of its affiliate, Fenway Resources, from March 2008, respectively, until June 2015.  Mr. Haley served as Executive Chairman of Coach America, a provider of passenger ground transportation services, from August 2007 to May 2010.  Mr. Haley held the position of president and CEO of MW Manufacturers Inc., a subsidiary of Ply Gem Industries, a producer of window, door and siding products for the residential construction industry, from June 2001 until January 2005 and served as its chairman from January 2005 until June 2005.  From May 1994 to May 2001, Mr. Haley was President of American of Martinsville, a manufacturer of commercial contract furniture and a subsidiary of LADD Furniture, Inc.  During this time, he also served as executive vice president of LADD Furniture, Inc.  From 1988 to 1994, Mr. Haley was president of Loewenstein Furniture Group.  Mr. Haley is also a director of LifePoint Hospitals, Inc., American National Bankshares, Inc. and Ply Gem Holdings, Inc.

John D. “Ian” Lapey, 49, has been a director since October 2014 and has served as chairman of the board since October 2015.  His present term will end in 2018.  Mr. Lapey has served as President of LongCap Investment Management LLC, a registered investment adviser, since August 2015 and portfolio manager of the LongCap Value Fund since November 2015.  Mr. Lapey was a private investor from June 2014 until August 2015 and previously was a portfolio manager and investment committee member with Third Avenue Management, LLC, a value-driven investment firm, until June 2014.  Prior to joining Third Avenue Management, LLC in 2001, Mr. Lapey served as an equity analyst focusing on housing and furniture with Credit Suisse First Boston from 1998 until 2001 and Salomon Brothers from 1997 until 1998.

T. Scott McIlhenny, Jr., 68, has been a director since April 1997 and his present term will end in 2017.  Mr. McIlhenny was a principal of Northstar Travel Media LLC (“Northstar”), the former travel publishing division of Cahners Business Information (now Reed Business Information) from November 2005 until his retirement in June 2012.  Mr. McIlhenny served as chief operating officer of Northstar from September 2001 until November 2005.  Mr. McIlhenny was group vice president of Cahners Travel Group, a publisher of materials for the hospitality and travel industries and a division of Cahners Business Information (“Cahners”), from December 1999 until September 2001.  Mr. McIlhenny's previous experience included serving in various capacities with Communications/Today, LTD. (acquired by Cahners in 1988), the publisher of Furniture/Today, including senior vice president, group publisher.

Jeffrey S. Gilliam, 58, has been a director since February 2015 and his present term will end in 2017.  Mr. Gilliam has served as managing member of Willow Oak Advisory Group, LLC, a provider of business advisory services since January 2016. Mr. Gilliam was a director of the Finley Group, a corporate advisory firm, from August 2012 until January 2016.  Mr. Gilliam was employed by Toter, Incorporated (a division of Wastequip, LLC), a manufacturer of automated cart systems,  as President from October 2008 until August 2012, and as Vice President Finance (Chief Financial Officer) from June 2002 until October 2008.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our board of directors has determined that all directors are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market, with the exception of Mr. Prillaman who serves as our President and Chief Executive Officer.

The full board of directors met nine times during 2015.  Each incumbent director attended at least 75% of the total 2015 board meetings and committee meetings held during periods that he was a member of the board or such committees.  Our board of directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders.  All directors other than Mr. Putnam, who joined the board in January 2016, attended the 2015 Annual Meeting of Stockholders.

Our board of directors currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee.  Each of these committees has a written charter, current copies of which can be found at our website, www.stanleyfurniture.com.

Audit Committee. The audit committee presently consists of Messrs. Dascoli, Gilliam, Haley, Lapey, McIlhenny and Putnam.  Our board has determined that all of the members of the audit committee meet the current independence and experience requirements contained in the listing standards of The NASDAQ Stock Market.  Our board has also determined that Messrs. Dascoli, Gilliam, Haley and Lapey are “audit committee financial experts” as that term is defined in regulations promulgated by the Securities and Exchange Commission.  The primary purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee management’s conduct of our financial reporting process, including internal control over financial reporting.  The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The audit committee met ten times during 2015.

Compensation and Benefits Committee. The compensation and benefits committee, presently consisting of Messrs. McIlhenny, Dascoli, Gilliam, Haley, Lapey and Putnam, establishes salaries of executive officers and incentive compensation for our officers and employees. The compensation and benefits committee has not delegated its authority to any other person. The compensation and benefits committee administers our 2000 Incentive Compensation Plan, 2008 Incentive Compensation Plan, 2012 Incentive Compensation Plan and has authority under the 2012 Incentive Compensation Plan to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The compensation and benefits committee has the same responsibilities with regard to incentive awards for non-employee directors.  All of the members of the compensation and benefits committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The compensation and benefits committee met four times during 2015.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee, presently consisting of Messrs. Haley, Dascoli, Gilliam, Lapey, McIlhenny and Putnam, makes recommendations of nominations for directors and considers any stockholder nominations for director made in accordance with our bylaws. The corporate governance and nominating committee is also responsible for recommending corporate governance policies and for making recommendations on director compensation.  All of the members of the corporate governance and nominating committee are “independent directors” as that term is defined in the listing standards of The NASDAQ Stock Market. The corporate governance and nominating committee met nine times during 2015.

The corporate governance and nominating committee does not have a formal policy with respect to diversity; however, our corporate governance and nominating committee, as well as our board, in recommending director nominees seeks a board composed of individuals who represent a mix of backgrounds, skills and experience in order to enhance the board’s deliberations and discussions.

Board Leadership Structure

Our board does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate and, if they are to be separate, whether the chairman of the board should be selected from the non-employee directors or be an employee.  Our board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and stockholders.  Our current chairman is an independent, non-employee director.  The board believes that, at the current time, this structure is best for the company as it allows our chief executive officer to focus on the company's strategy, business and operations, while enabling our chairman to assist with board matters and serve as a liaison between the board and the company's management.   The board also believes that this leadership structure aids in the board's oversight of risk and strengthens risk management.

Risk Management

Our board has an active role, as a whole and also through its committees, in overseeing management of our risks.  We undertake at least annually a risk assessment to identify and evaluate risks and to develop plans to manage them effectively.  This assessment is reviewed with the audit committee.  Our board and audit committee also regularly review information regarding our strategy, financial position and operations, as well as risks associated with each.  In addition, the compensation and benefits committee is responsible for oversight of potential risks related to compensation programs and policies.

Director Compensation

Our board of directors has approved the following policy for compensation of non-employee directors:

(i)

each non-employee director, other than the Chairman of the Board, receives annual cash compensation in the amount of $30,000,

(ii)

each non-employee director, other than the chairman of the board, receives an annual stock grant to acquire a number of shares with a fair value of $15,000 which a director may elect to receive as restricted stock or non-qualified stock options in such proportions as the director may designate  (the annual grant is made as of the Annual Meeting of Stockholders with restricted stock vesting upon completion of the director’s then current term and options having a seven-year term and vesting after one year), and

(iii)

the chairman of the board receives annual cash compensation in the amount of $35,000 and an annual stock grant to acquire a number of shares with a fair value of $20,000 (the annual grant is made as of the Annual Meeting of Stockholders and is otherwise on the same terms as the annual stock grant for the other non-employee directors).

Each non-employee director elected to receive the 2015 stock grant in the form of restricted stock.  The corporate governance and nominating committee reviews director compensation annually and, as part of that process, typically has for review publicly available director compensation information for other comparable companies in the furniture industry.  In addition, the corporate governance and nominating committee periodically reviews director compensation and benefits with the compensation consultant for the committee.  Our board of directors approves director compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2015.

DIRECTOR COMPENSATION
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)
Name			Total ($)

D. PAUL DASCOLI	30,000	15,000	45,000
JEFFREY S. GILLIAM	26,500	15,000	41,500
MICHAEL P. HALEY	34,100	20,000	54,100
JOHN D. LAPEY	30,901	15,000	45,901
T. SCOTT MCILHENNY, JR.	30,000	15,000	45,000

(1) The number of stock options (shares) and restricted shares outstanding at December 31, 2015 for each of our directors in the above table is as follows:

	Stock Options	Restricted Shares

D. Paul Dascoli	10,306	22,849
Jeffery S. Gilliam	--	4,983
Michael P. Haley	47,426	6,645
John D. Lapey	--	4,983
T. Scott McIlhenny, Jr.	42,273	15,774

Nominations for Director

Our bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our Secretary or deposited in the U.S. mail, postage prepaid, to our Secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)

the name and address of the stockholder who intends to make the nomination;

(ii)

a representation that the stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)

such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by our board of directors; and

(v)

the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about these qualifications. The bylaw does not give our board of directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Stockholder Communications

Our board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them.  Stockholders may send written communications to the entire board or to individual directors by addressing them to Corporate Secretary, Stanley Furniture Company, 200 North Hamilton Street, No. 200 High Point, North Carolina 27260.

Review of Transactions with Related Persons

Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving related persons which requires disclosure in our proxy statement under applicable rules of the Securities and Exchange Commission.  Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions.  There were no such transactions in 2014 or 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements, with the exception of one late Form 3 filed for Mr. Putnam.  Mr. Putnam became a director on January 7, 2016 and his Form 3 was filed on January 20, 2016.

EXECUTIVE COMPENSATION

Executive Compensation Program

We intend for our straight-forward executive compensation program to provide appropriate compensation that is closely tied to our financial results. The program has only three major components: salary, annual bonus and equity awards. The program provides executives with a significant opportunity for variable compensation dependent on our performance. The compensation program’s overall objective is to enable us to attract and retain the services of highly-skilled executives who can perform multiple roles on our lean management team. The program seeks to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

Fiscal 2015 Compensation

For the 2015 fiscal year, the compensation of executives was administered by the compensation and benefits committee of our board of directors.

From January 1, 2015 until March 31, 2015, the 2015 salary for Mr. Prillaman was maintained at the same level as in effect since the end of 2010, and the 2015 salary for Anita W. Wimmer was maintained at the same level as set in August 2014 when she became our principal financial officer. On April 6, 2015, the compensation and benefits committee approved a 25% reduction in the 2015 base salary of Mr. Prillaman (reducing base salary from $320,000 to $240,000) and a 20% reduction in the 2015 base salary for Ms. Wimmer (reducing base salary from $180,000 to $144,000), in each case effective April 1, 2015.

The 2015 bonus plan was established based on net income as the sole performance measure. For purposes of the 2015 bonus plan, net income excludes from income amounts we receive under the Continued Dumping and Subsidy Offset Act in connection with the case involving wooden bedroom furniture imported from China and the financial effects of restructuring operations. Each executive’s bonus target is set at a percentage of the executive’s base salary. An executive is eligible to earn his or her bonus target if the Company achieves its net income goal for the year (referred to as achieving the “plan”). A smaller bonus is paid for net income performance between a threshold net income goal and the plan. A larger bonus (up to a pre-established maximum) is paid for performance in excess of plan. No bonus is paid if the Company’s net income for the year fails to meet the threshold goal. For 2015, Mr. Prillaman and Ms. Wimmer had a plan bonus of 67% and 13.4% of their respective salaries and a maximum bonus of 150% and 30% of their respective salaries. Mr. Prillaman and Ms. Wimmer did not receive a bonus under the 2015 bonus plan as the threshold was not met.  The compensation and benefits committee may provide for discretionary bonuses outside of the annual bonus plan, but did not award any discretionary bonuses for fiscal 2015 and has awarded discretionary bonuses only once since bonuses were last paid under the annual bonus plan in 2005.

In January 2015, the compensation and benefits committee awarded performance-vested restricted stock to the named executive officers, with the number of shares subject to each award determined by dividing a percentage of each named executive officer’s base salary by the closing price per share on the grant date. The percentage of base salary was 88% for Mr. Prillaman and 15% for Ms. Wimmer.  One third of the restricted stock vests if the Company’s annual earnings per share (EPS) for either 2015 or 2016 exceed a certain amount. An additional one third of the restricted stock vests if EPS exceeds a higher amount in either 2016 or 2017, and the final one third vests if EPS exceeds a still higher amount in either 2017 or 2018. Any portion of the restricted stock that has not vested based on achievement of the annual EPS goals described above may still vest following the end of 2018 if total combined EPS for 2015 through 2018 equal or exceeds the sum of the annual EPS goals for 2015/2016, 2016/2017 and 2017/2018, and if total combined EPS for 2017 and 2018 exceeds a specified amount.  In addition, the restricted stock vests upon a named executive officer’s termination of employment due to death or disability or upon the occurrence of a change of control of the company. Dividends are paid on the restricted stock only if and to the extent the underlying shares become vested. The annual EPS goal for 2015 and 2016 was not achieved for 2015.

We target an average annual “burn rate” of no more than 3.5% over a three-year period for awards under our equity plans.  We define “burn rate” as the number of shares subject to equity awards issued in a year as a percentage of our weighted average shares outstanding.  The 2015 equity awards for executives and key employees with the regular grants to directors in 2015 produced an annualized burn rate of approximately 1.5%.

Summary Compensation Table

The following table sets forth compensation received by Glenn Prillaman, our President and Chief Executive Officer (principal executive officer) and Anita Wimmer, our Vice President – Finance/Corporate Controller (principal financial officer since August 11, 2014) (collectively, the “Named Executive Officers”), for the years ended December 31, 2015 and 2014.

SUMMARY COMPENSATION TABLE

		Salary ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
Name and Principal Position	Year		Bonus ($)

GLENN PRILLAMAN,	2015	260,003	—	281,600	—	—	—	541,603
President and Chief Executive Officer	2014	320,004	—	480,000	—	—	9,100	809,104

ANITA WIMMER,	2015	153,000	—	27,000	—	—	—	180,000
Vice President – Finance/Corporate Controller	2014	173,588	—	42,250	—	—	6,080	221,918

___________

(1)     The stock awards for 2015 are valued under the assumptions contained in Note 5 to our Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2015.

(2) Reflects employer contributions to our 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, restricted stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2015 FISCAL YEAR-END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable			Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(4)

			Option Exercise Price ($)	Option Expiration Date
Name
GLENN PRILLAMAN,
President and Chief Executive Officer	20,000		23.03	12/05/2016	53,933 (2)	150,473
	30,000		10.77	12/04/2017	62,827 (3)	175,287	62,827 (5)	175,287
	50,000		9.22	09/24/2018			99,155 (6)	276,642
	100,000		8.64	04/16/2019
	200,000		3.20	12/09/2020
	89,833	26,966 (1)	3.07	12/08/2021
	80,899		4.45	12/19/2022
ANITA WIMMER,
Vice President – Finance/Corporate Controller	3,000		23.03	12/05/2016	4,635 (2)	12,932
	3,000		10.77	12/04/2017	5,530 (3)	15,429	5,530 (5)	15,429
	10,000		9.22	09/24/2018			9,507 (6)	26,525
	20,000		8.64	04/16/2019
	50,000		3.20	12/09/2020
	12,867	2,317 (1)	3.07	12/08/2021
	6,953		4.45	12/19/2022

____________

(1)

Award vests over a four-year period with 25% of the award vesting on each anniversary date of the grant if the recipient remains employed.  The final tranche vests on December 20, 2016.

(2)

Award vests on December 20, 2016.

(3)

Represents the time-vested portion of the 2014 restricted stock awards, which constituted 50% of the total award for each named executive officer.  The time-vested restricted stock will cliff vest on the fourth anniversary of the grant date, i.e. January 14, 2018.

(4)

Based on the closing price per share of the company’s stock of $2.79 on December 31, 2015.

(5)

Represents the performance-vested portion of the 2014 restricted stock awards, which constituted 50% of the total award for each named executive officer. The performance-vested restricted stock vests if the company achieves positive earnings before interest and taxes (EBIT) (adjusted to exclude amounts we receive under the Continued Dumping and Subsidy Offset Act in connection with the case involving wooden bedroom furniture imported from China and the financial effects of restructuring operations) performance during any three fiscal quarters in any four-consecutive-quarter period between the grant date and December 31, 2017.  This performance measure has been satisfied and the awards vested on March 1, 2016.

(6)

Represents the 2015 restricted stock awards, which will vest as described on page 8 of this proxy statement.

Retirement Plans

Our named executive officers participate in the company’s 401(k) plan on the same basis as our employees generally. We do not maintain any supplemental retirement plans or other similar executive retirement programs for our named executive officers.

Change of Control Arrangements

Mr. Prillaman

We have a change in control protection agreement with Mr. Prillaman. During the two years after a change in control (as defined in this change in control protection agreement), Mr. Prillaman is entitled to receive severance pay if his employment is terminated other than for cause (as defined in this change in control protection agreement) or if he terminates his employment for good reason which generally is defined to exist if:

(i)	there is a material reduction in his base salary,

(ii)	his authority, duties or responsibilities are materially reduced,

(iii)	he is required to report to a corporate officer or employee instead of reporting directly to our board of directors or our ultimate parent following a change in control,

(iv)	his place of employment is relocated further than 50 miles from his current place of employment, or

(v)	any other action or inaction that constitutes a material breach by us or our successor of the change in control protection agreement.

In the event Mr. Prillaman’s employment is terminated in the circumstances described in the preceding sentence, he is entitled to receive the following severance payments:

(i)	three times base salary paid in a lump sum at termination,

(ii)	three times the average bonus paid over the last two prior fiscal years paid in a lump sum at termination,

(iii)	a pro rata annual bonus for the year of termination, based on our actual results, payable when the bonus is otherwise payable, and

(iv)	vesting in the outstanding stock awards that would have vested in the next three years.

If the total payments to Mr. Prillaman in connection with a change in control exceed the threshold at which such payments would become subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments under the change in control protection agreement are reduced until the total payments are below such threshold, unless the total payments without such reduction and after paying the Section 4999 excise tax would exceed such reduced amount.

The change in control protection agreement extends automatically for additional one-year terms at the beginning of each year unless either party to the change in control protection agreement gives notice on or before October 1 of any year that the agreement will not be extended.

Anita W. Wimmer

We also have a change in control protection agreement with Ms. Wimmer.  During the two years after a change in control (as defined in the change in control protection agreement), Ms. Wimmer is entitled to receive severance pay if her employment is terminated other than for cause (as defined in the change in control protection agreement) or if she terminates her employment for good reason which generally is defined to exist if:

(i)	there is a material reduction in her base salary,

(ii)	her authority, duties or responsibilities are materially reduced,

(iii)	she is required to report to a corporate officer or employee instead of reporting directly to the chief executive officer,

(iv)	her place of employment is relocated further than 50 miles from her current place of employment, or

(v)	any other action or inaction that constitutes a material breach by us or our successor of the change in control protection agreement.

In the event Ms. Wimmer’s employment is terminated in the circumstances described in the preceding sentence, she is entitled to receive the following severance payments:

(i)	two times base salary paid in a lump sum at termination,

(ii)	two times the average bonus paid over the last two prior fiscal years paid in a lump sum at termination,

(iii)	a pro rata annual bonus for the year of termination, based on our actual results, payable when the bonus is otherwise payable, and

(iv)	vesting in the outstanding stock awards that would have vested in the next two years.

If the total payments to Ms. Wimmer in connection with a change in control exceed the threshold at which such payments would become subject to the excise tax under Section 4999 of the Internal Revenue Code, then the payments under the change in control protection agreement are reduced until the total payments are below such threshold, unless the total payments without such reduction and after paying the Section 4999 excise tax would exceed such reduced amount.

The change in control protection agreement extends automatically for additional one-year terms at the beginning of each year unless either party to the change in control protection agreement gives notice on or before October 1 of any year that the agreement will not be extended.

The estimated payments that would be provided upon termination under the various scenarios described above are quantified in the following table, assuming termination of employment took place on December 31, 2015 and without regard to any potential reduction to avoid taxes under Section 4999 of the Internal Revenue Code as described above.

Termination Other Than For Cause After Change in Control; Termination for Good Reason After Change in Control($)

Name
Glenn Prillaman	720,000
Anita W. Wimmer	288,000

Mr. Prillaman and Ms. Wimmer have received option grants and restricted stock grants under our 2012 Incentive Compensation Plan that have not yet vested. On a change of control, or on death or disability, all outstanding option grants and all unvested stock grants would become fully vested.  See “Outstanding Equity Awards at Fiscal Year End Table” for a summary of outstanding option grants at December 31, 2015.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed under “Executive Compensation”, including tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the board of directors.

The board of directors has adopted a policy for an annual “say-on-pay” advisory vote.  In accordance with this policy, stockholders are asked to approve the following advisory resolution at the 2016 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation awarded by the company to the named executive officers, as disclosed under “Executive Compensation”, including the tabular disclosures and other narrative executive compensation disclosures in the proxy statement for the 2016 Annual Meeting of Stockholders as required by the rules of the Securities and Exchange Commission.”

The compensation and benefits committee and the board of directors has created a compensation program designed to obtain and retain the services of highly-skilled executives who can perform multiple roles in our lean management team and to provide incentives linked to achievement of important financial goals and our stock price in order to enhance our performance and value to stockholders by aligning closely the financial interests of our executives with those of our stockholders.

The board of directors urges stockholders to read the “Executive Compensation Program” beginning on page 8 of this proxy statement, which describes our executive compensation policies, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 9 through 12, which provide detailed information on the compensation of our named executive officers. The board of directors and the compensation and benefits committee believe that our executive compensation program is effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies.

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the board of directors or the compensation and benefits committee to take any action regarding the company’s executive compensation practices. The final decision on the compensation and benefits of our named executive officers and on whether, and if so, how, to address stockholder approval or disapproval remains with the board of directors and the compensation and benefits committee.

The board of directors believes that the compensation and benefits committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of the company and its stockholders.

The board of directors values the opinions of the company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the board of directors will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions.  The shares represented by proxy will be voted as specified by the stockholder.  If a stockholder does not specify a choice, the shares will be voted in favor of the advisory resolution approving the compensation paid to certain executive officers.

Our board of directors believes that approval of the compensation paid to certain officers is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval of the compensation paid to certain executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016, by each stockholder we know to be the beneficial owner of more than 5% of our outstanding common stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership		Percent of Class
Name(a)
Solas Capital Management, LLC	2,481,548	(b)	16.9%
Hale Partnership Fund, LP, Talanta Fund, LP & related parties	2,245,151	(c)	15.3%
Royce & Associates, LLC	1,105,703	(d)	7.5%
Glenn Prillaman	1,295,811	(e)	8.5%
Anita W. Wimmer	151,076	(f)	1.0%
D. Paul Dascoli	39,579	(g)	(n)
Jeffrey S. Gilliam	4,983	(h)	(n)
Michael P. Haley	147,637	(i)	1.0%
John D. Lapey	451,020	(j)	3.1%
T. Scott McIlhenny, Jr.	84,059	(k)	(n)
Justyn R. Putnam	740,896	(l)	5.0%
All directors and executive officers as a group (8 persons)	2,915,061	(m)	18.8%

_______________________

(a)

Ariel Investments, LLC (“Ariel”) filed a Schedule 13G/A with the SEC on February 12, 2016 indicating that it beneficially owned 2,652,341 shares of our common stock as of December 31, 2015.  Ariel has advised us, however, that it has since disposed of its shares and is no longer a stockholder.  We have therefore excluded Ariel from the above table.

(b)

The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based upon the Schedule 13D filed with the SEC on March 2, 2016 by Solas and its managing member, Frederick Tucker Golden (“Golden”).  The Schedule 13D indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares.  The business address of Solas and Golden is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.

(c)

The beneficial ownership information reported is based upon the Schedule 13D/A filed with the SEC on March 2, 2016 by Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC, Hale Partnership Fund, L.P., MGEN II – Hale Fund, L.P., Clark – Hale Fund, L.P., Steven A. Hale II, Talanta Investment Group, LLC, Talanta Fund, L.P., and Justyn R. Putnam, all of which may be deemed to be a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934.

(d)

The beneficial ownership information for Royce & Associates, LLC (“Royce & Associates”) is based upon the Schedule 13G/A filed with the SEC on January 27, 2016.  The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to 1,105,703 shares.  The principal business address of Royce & Associates is 745 Fifth Avenue, New York, New York 10151.

(e)

Includes 570,732 shares which could be acquired through the exercise of stock options and 386,635 shares of restricted stock.  Also includes 25,000 shares held in a joint account with spouse.

(f)

Includes 105,820 shares which could be acquired through the exercise of stock options and 33,823 shares of restricted stock.

(g)

Includes 10,306 shares which could be acquired through the exercise of stock options and 22,849 shares of restricted stock.

(h)

Includes 4,983 shares of restricted stock.

(i)

Includes 47,426 shares which could be acquired through the exercise of stock options and 6,645 shares of restricted stock.

(j)

Includes 4,983 shares of restricted stock.

(k)

Includes 42,273 shares which could be acquired through the exercise of stock options and 15,774 shares of restricted stock.

(l)

Includes 740,896 shares held by Talanta Fund, L.P. (the “Fund”) over which Mr. Putnam shares voting and dispositive power as a result of his service as managing member of the Fund’s general partner.  Does not include shares held by Hale Partnership Fund, L.P., MGEN II – Hale Fund, L.P. and Clark – Hale Fund, L.P., which, together with Mr. Putnam, the Fund and certain other affiliates, are members of the group that filed the Schedule 13D/A referred to in note (b) above.

(m)

Includes 776,557 shares which could be acquired through the exercise of stock options and 475,692 shares of restricted stock.

(n)

1% or less.

INDEPENDENT PUBLIC AUDITORS

Change in Independent Public Auditors

On April 29, 2014, the audit committee approved the engagement of BDO USA, LLP (“BDO”) as our principal independent public auditors for the fiscal year ended December 31, 2014.  As a result, on April 29, 2014, we dismissed PricewaterhouseCoopers LLP (“PwC”).

The reports of PwC on our consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through April 29, 2014, we did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During the fiscal years ended December 31, 2013 and 2012, and through April 29, 2014, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K occurred, except for the material weakness in the Company’s internal controls over financial reporting as described below.

The material weakness in internal control over financial reporting as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2013 was identified as we did not design and maintain effective controls over access of key accounting personnel to initiate, modify and record transactions and standing data in our financial systems that impact key accounts and disclosures.  Specifically, some key accounting personnel had this access, including the ability to both prepare and post manual journal entries without an independent review by someone without this access.  This material weakness was subsequently remediated as of March 29, 2014.  The audit committee discussed these matters with PwC, and we authorized PwC to respond fully to any inquiries by BDO concerning the subject matter of such reportable event.

We previously requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of the letter from PwC is filed as Exhibit 16.1 to the Current Report on Form 8-K we filed with the Securities and Exchange Commission on May 5, 2014.

We engaged BDO as of May 1, 2014.  During the fiscal years ended December 31, 2013 and 2012, and through May 1, 2014, we did not consult with BDO regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees and Services

BDO served as our independent public auditors for 2015 and 2014.  While we expect BDO to be selected as our independent public auditors for 2016, the audit committee will not make that selection until it completes its review of the engagement terms for the current year.

Representatives of BDO are expected to be present at the 2016 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, billed by, or expected to be billed by, BDO for services to the Company in the fiscal years ended December 31, 2014 and December 31, 2015, all of which were pre-approved by the audit committee.

	2014	2015
Audit Fees	$235,796	$294,967
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$235,796	$294,967

Audit Fees.  Annual audit fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Forms 10-Q.

Pre-Approval Policies and Procedures

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose.  Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings.  In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services not in excess of $25,000 individually or in the aggregate to the chairman of the audit committee. Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including internal control over financial reporting.  Management is responsible for preparing the company’s financial statements and assessing the effectiveness of the company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  In addition, the independent accountants also express their opinion on the company’s internal control over financial reporting.  The audit committee is directly responsible for the appointment, compensation and oversight of the work of the company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants matters required to be discussed by Auditing Standards No. 16 (Communications with Audit Committees).  In addition, the audit committee has discussed with the independent accountants the accountant's independence from the company and its management, including the matters in the written disclosures required by Rule 3526 (Communications with Audit Committees Concerning Independence) of the Public Company Accounting Oversight Board.  The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant's independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

The members of the Audit Committee are:

D. Paul Dascoli, Chairman

Jeffrey S. Gilliam

Michael P. Haley

John D. “Ian” Lapey

T. Scott McIlhenny, Jr.

Justyn R. Putnam

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. The say-on-pay advisory resolution approving the compensation paid to certain executives will be adopted if this proposal receives the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting.  Any other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter.  Thus an abstention from voting on a matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently.  With respect to the election of directors, the two nominees in the class which term ends in 2019 receiving the greatest number of votes cast for the election of directors will be elected.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.  Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum.  “Broker non-votes” will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

If you hold your shares in street name and you do not provide your broker with timely voting instructions on the election of directors or the say-on-pay vote, rules governing voting of proxies by brokers will not permit your brokerage firm to vote your shares. Consequently, without your voting instructions on the election of directors or the say-on-pay vote, a “broker non-vote” will occur.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet and sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.  The Notice includes instructions on how to access the proxy materials on the Internet and instructions on how to access the proxy card to vote over the Internet.  Paper copies of the proxy materials are available to stockholders upon request.  We provide instructions on the Notice on how to request paper copies.

Stockholder Proposals for 2017 Annual Meeting

Any stockholder desiring to present a proposal to the stockholders at the 2017 Annual Meeting and who desires that such proposal be included in our proxy statement and proxy card relating to that meeting, must transmit such proposal to our secretary so that it is received at our principal executive offices on or before December 9, 2016.  All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.  Any stockholder desiring to present any other matter (other than the nomination of a director) in person before the 2017 Annual Meeting is required by our bylaws to notify our secretary in writing no later than the close of business on the 60th day prior to the one-year anniversary of the immediately preceding annual meeting.  For the 2017 Annual Meeting, written notice must be delivered no later than the close of business on March 20, 2017.  Any such notice must include the information required by Article II, Section 12 of our bylaws.

With respect to stockholder proposals that are not included in the proxy statement for the 2017 Annual Meeting, the persons named in the proxy solicited by our board of directors for the 2017 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals we receive after February 22, 2017.

 By Order of the Board of Directors,

Anita W. Wimmer

Secretary

April 8, 2016

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

STANLEY FURNITURE

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 18, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEM (1), "FOR" ITEM (2) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

1. Election of directors for three-year terms ending 2019.

	FOR both Nominees listed to the left (except as indicated otherwise)	**WITHHOLD AUTHORITY** to vote for both nominees listed to the left
NOMINEES: 01 Glenn Prillaman, 02 Justyn R. Putnam	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

____

	FOR	AGAINST	ABSTAIN
2. An advisory vote regarding the approval of compensation paid to certain executive officers.	☐	☐	☐

3. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

Please promptly mark, date, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**________, **2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 19, 2016

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/stanleyfurniture/2016

- the Company's Annual Report for the year ended December 31, 2015,
- the Company's 2016 Proxy Statement,
- the Proxy Card, and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

Directions to the Annual Meeting of Stockholders can be obtained by calling (336) 884-7700.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

EST. 1924

STANLEY

FURNITURE

Annual Meeting of Stockholders - May 19, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anita W. Wimmer and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the "Company") held of record by the undersigned on March 31, 2016, at the Annual Meeting of Stockholders to be held on May 19, 2016, and at any adjournment thereof.

All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on May 19, 2016, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

(Continued and to be dated and signed on reverse side)